Exhibit 99.15


    (Text of graph posted to Ashland Inc.'s website concerning U.S. Gulf
                        Coast Asphalt Barge Prices)

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    ARGUS ASPHALT REPORT ((C), 2005 ARGUS MEDIA) U.S. GULF COAST ASPHALT
                               BARGE PRICES*

SOURCE: Argus Media

     Information concerning Argus may be accessed at www.argusonline.com. Ashland makes no warranties or representations concerning any information posted or distributed by Argus, including without limitation information contained on its website.


     Argus Asphalt Report U.S. Gulf Coast Asphalt Barge Prices ($, per Ton)


                2001       2002       2003       2004       2005       2006      '01-'05 Avg by Month
               ------     ------     ------     ------     ------     ------     --------------------
Jan             71.69      73.31     144.31     113.69     106.55     161.00            101.91
Feb             64.25      91.69     167.00     111.65     110.13     176.13            108.94
March           68.50     102.50     156.25     116.06     115.75     229.75            111.81
April           72.13     120.75     138.75     125.69     134.88     243.13            118.44
May             78.88     139.75     120.20     142.35     149.80                       126.20
June            87.44     145.75     121.38     155.25     155.75                       133.11
July            94.75     131.63     121.50     156.88     166.25                       134.20
August         102.35     122.56     126.75     154.40     172.65                       135.74
Sept           106.42     117.63     128.81     153.50     177.94                       136.86
Oct            100.44     114.44     127.19     145.44     181.20                       133.74
Nov             86.25      98.75     118.50     126.60     160.88                       118.20
Dec             69.00      94.58     115.00     110.69     153.00                       108.45
Annual Avg.     83.51     112.78     132.14     134.35     148.73     202.50            122.30

*Argus Asphalt Report monthly liquid asphalt barge price averages for East and West Gulf Coast f.o.b.
refinery sources.  Prices represent non-polymerized AC-20 or PG 64-22 grade asphalt.

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